UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

TAPIMMUNE INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 2 – 3590 West 41st Avenue, Vancouver, British Columbia, Canada	V6N 3E6
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 264-8274

GeneMax Corp. Suite 400, 1681 Chestnut Street, Vancouver, British Columbia, Canada, V6J 4M6
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events

In respect of the United States patent situation on the technology of TapImmune Inc. (the “Company”) for treatments using “TAP” gene enhancement, the Company has an issued patent, U.S. 6,361,770, issued March 26, 2002, covering augmenting the body’s immune response to destroy tumor cells by one of two procedures.

In the first procedure, TAP gene sequences are introduced into sample tumor cells outside the patient’s body (i.e., ex vivo), the tumor cells are then cultured to develop their immune characteristics and then the cultured cells are introduced into the patient’s body to enhance the body’s immune response to and destruction of all the tumor cells of this type in the body. In the second procedure TAP gene sequences are incorporated into a specific biochemically acceptable carrier capable of entering the tumor cells, namely a vaccinia virus, and the TAP gene-viral complex is used to enhance the immune response to the tumor cells (their “immunogenicity”) by administering the complex to the tumor cells by direct administration to the patient, or by ex vivo treatment of tumor cell samples followed by administration of the treated tumor cell samples to the patient.

The Company is attempting to broaden its U.S. patent coverage to extend to other procedures of utilizing the TAP gene immune response technology in destroying tumor cells, and to treatment of viral infections, through additional patent application filings (continuations). The Company has applied for additional U.S. patents, most importantly, U.S. Pat. Appln. No. 10/046,542 that describes a method for refining and expanding the process patented in U.S. Patent 6,361,770, above. U.S. Pat. Appln 10/046,542 is considered a key patent application for the Company, as it describes a preferable delivery method for the TAP gene sequences and serves as the basis for further expansion of the Company’s technology.

In the normal course of business, the Company initiated an independent audit of its intellectual property in September 2007. As a result of that audit, it has come to light to the Company that procedural errors of outside third party professionals retained for patent expertise resulted in the abandonment of the patent application (No. 10/046,542) and an incomplete subsequent petition of revival. The Company is using expeditious and diligent efforts to rectify the situation, and pursuant thereto, on October 25, 2007, the Company, through expert replacement counsel, filed a substitute petition for revival, in accordance with the recommendations of the audit.

Investors are cautioned that trading in the securities of the Company should be considered highly speculative. No exchange, over-the-counter market or regulatory authority has in any way either approved or disapproved of the contents of this Current Report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.
DATE: October 25, 2007.	By: /s/ Denis Corin
Denis Corin President, Chief Executive Officer and Principal Executive Officer